Exhibit 99.1

Investor Relations: (765) 771-5310

OUR INNOVATION MOVES THE WORLD
FOR IMMEDIATE RELEASE
Wabash National Corporation Announces
Second Quarter and Year-To-Date Results
LAFAYETTE, Ind. — July 30, 2007 — Wabash National Corporation (NYSE: WNC) reported net income of $5.9 million, or $0.18 per diluted share for the second quarter of 2007 on net sales of $294.8 million. For the same quarter last year, the company reported net income of $5.0 million, or $0.15 per diluted share, on revenue of $333.6 million. For the six months ended June 30, 2007, net income totaled $6.9 million, or $0.22 per diluted share on sales of $553.7 million. In the comparable period of 2006, the company reported net income of $9.4 million or $0.29 per diluted share on sales of $595.7 million.
Dick Giromini, president and chief executive officer, stated, “We are pleased with our progress this quarter despite a challenging environment. The performance of our manufacturing organization, complemented by our aggressive strategic sourcing and pricing initiatives, has allowed us to achieve our best gross margin percentage since the first quarter of 2006. While the continued weak freight environment constrained new trailer sales to 12,500 units for the quarter, it represents a 14% increase from the prior quarter.”
“As truck transportation companies continue to face macro-economic and industry related headwinds, we anticipate total new trailer sales for the year to be approximately 48,000 units of which approximately 90% are already booked. We are taking the necessary measures to optimize our business during this soft period, including a hiring freeze, staff cutbacks and spending restrictions. We believe we are well into the trough of the cycle, and expect to see improving order rates in the second half of 2008.”
As of June 30, 2007 the company’s backlog was approximately $515 million.
Headquartered in Lafayette, Ind., Wabash National® Corporation (NYSE: WNC) is one of the leading manufacturers of semi trailers in North America. Established in 1985, the company specializes in the design and production of dry freight vans, refrigerated vans, flatbed trailers, drop deck trailers, and intermodal equipment. Its innovative core products are sold under the DuraPlate®, ArcticLite®, and Eagle® brand names. The company operates two wholly owned subsidiaries: Transcraft Corporation, a manufacturer of flatbed and drop deck trailers; and Wabash National Trailer Centers, a retail distributor of new and used trailers and aftermarket parts throughout the U.S. and Canada.

This press release contains certain forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995. These forward-looking statements including statements about the company’s expectations for improvement in future results are, however, subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials, risks in implementing and sustaining improvements in our manufacturing capacity and cost containment, and dependence on industry trends. Readers should review and consider the various disclosures made by the company in this press release and in the company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
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WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
NET SALES	$294,849	$333,572	$553,703	$595,691
COST OF SALES	267,017	306,300	505,686	545,628

Gross profit	27,832	27,272	48,017	50,063
GENERAL AND ADMINISTRATIVE EXPENSES	12,439	14,227	25,159	24,930
SELLING EXPENSES	3,963	3,487	8,113	6,795

Income from operations	11,430	9,558	14,745	18,338
OTHER INCOME (EXPENSE)
Interest expense	(1,448)	(1,523)	(2,994)	(3,082)
Foreign exchange gains and losses, net	362	117	396	—
Other, net	(565)	185	(506)	242

Income before income taxes	9,779	8,337	11,641	15,498
INCOME TAX EXPENSE	3,904	3,290	4,770	6,114

Net income	$5,875	$5,047	$6,871	$9,384

COMMON STOCK DIVIDENDS DECLARED	$0.045	$0.045	$0.09	$0.09

BASIC NET INCOME PER SHARE	$0.19	$0.16	$0.23	$0.30

DILUTED NET INCOME PER SHARE	$0.18	$0.15	$0.22	$0.29

COMPREHENSIVE INCOME
Net income	$5,875	$5,047	$6,871	$9,384
Foreign currency translation adjustment	206	665	226	757

NET COMPREHENSIVE INCOME	$6,081	$5,712	$7,097	$10,141

		Retail &
	Manufacturing	Distribution	Eliminations	Total
Three months ended June 30,
2007
Net sales	$268,652	$40,555	$(14,358)	$294,849
Income (loss) from operations	$11,946	$(290)	$(226)	$11,430
2006
Net sales	$291,543	$48,019	$(5,990)	$333,572
Income from operations	$7,031	$724	$1,803	$9,558
Six months ended June 30,
2007
Net sales	$507,157	$82,855	$(36,309)	$553,703
Income (loss) from operations	$16,047	$(638)	$(664)	$14,745
2006
Net sales	$533,517	$93,388	$(31,214)	$595,691
Income (loss) from operations	$17,624	$909	$(195)	$18,338

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2007	2006	2007	2006
Basic net income per share:
Net income applicable to common stockholders	$5,875	$5,047	$6,871	$9,384

Weighted average common shares outstanding	30,233	31,154	30,263	31,134

Basic net income per share	$0.19	$0.16	$0.23	$0.30

Diluted net income per share:
Net income applicable to common stockholders	$5,875	$5,047	$6,871	$9,384
After-tax equivalent of interest on convertible notes	741	741	1,482	1,482

Diluted net income applicable to common stockholders	$6,616	$5,788	$8,353	$10,866

Weighted average common shares outstanding	30,233	31,154	30,263	31,134
Dilutive stock options/shares	306	205	265	210
Convertible notes equivalent shares	6,676	6,597	6,667	6,588

Diluted weighted average common shares outstanding	37,215	37,956	37,195	37,932

Diluted net income per share	$0.18	$0.15	$0.22	$0.29

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

	June 30,	December 31,
	2007	2006
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$19,274	$29,885
Accounts receivable, net	92,018	110,462
Inventories	179,524	133,133
Deferred income taxes	20,788	26,650
Prepaid expenses and other	2,874	4,088

Total current assets	314,478	304,218

PROPERTY, PLANT AND EQUIPMENT, net	126,512	129,325

EQUIPMENT LEASED TO OTHERS, net	1,103	1,302

GOODWILL	66,692	66,692

INTANGIBLE ASSETS	34,266	35,998

OTHER ASSETS	18,684	18,948

	$561,735	$556,483

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$105,003	$90,632
Other accrued liabilities	51,139	58,706

Total current liabilities	156,142	149,338

LONG-TERM DEBT	125,000	125,000

DEFERRED INCOME TAXES	172	1,556

OTHER NONCURRENT LIABILITIES AND CONTINGENCIES	3,209	2,634

STOCKHOLDERS’ EQUITY	277,212	277,955

	$561,735	$556,483

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Six Months
	Ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,871	$9,384
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	9,623	10,599
Net gain on the sale of assets	(81)	(15)
Deferred income taxes	4,478	5,319
Excess tax benefits from stock-based compensation	(33)	(328)
Stock-based compensation	1,967	1,739
Change in operating assets and liabilities:
Accounts receivable	18,444	9,053
Finance contracts	7	1,365
Inventories	(46,378)	(67,237)
Prepaid expenses and other	1,207	1,628
Accounts payable and accrued liabilities	12,190	42,546
Other, net	386	1,372

Net cash provided by operating activities	8,681	15,425
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(4,017)	(10,324)
Acquisition, net of cash acquired	(4,500)	(69,307)
Proceeds from the sale of property, plant and equipment	95	434

Net cash used in investing activities	(8,422)	(79,197)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	74	678
Excess tax benefits from stock-based compensation	33	328
Borrowings under revolving credit facilities	86,619	73,606
Payments under revolving credit facilities	(86,619)	(57,683)
Payments under long-term debt obligations	—	(500)
Repurchases of common stock	(8,210)	—
Common stock dividends paid	(2,767)	(2,810)

Net cash (used in) provided by financing activities	(10,870)	13,619

NET DECREASE IN CASH AND CASH EQUIVALENTS	(10,611)	(50,153)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	29,885	67,437

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$19,274	$17,284